                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12
                                DURATEK, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                                 DURATEK, INC.
                            10100 Old Columbia Road
                           Columbia, Maryland 21046

                                   _________


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            To Be Held June 8, 2001


To the Stockholders:

     Notice is hereby given that the Annual Meeting of Stockholders of Duratek, Inc. (the "Company") will be held at the Company's principal executive offices at 10100 Old Columbia Road, Columbia, Maryland 21046 on the 8/th/ day of June, 2001 at 10:30 a.m., Eastern Daylight Savings Time, for the following purposes:

     1. To elect six Directors of the Company to serve until the next Annual Meeting of Stockholders and until their respective successors are duly elected and qualify.

     2.   To approve the Duratek, Inc. 2001 Employee Stock Purchase Plan.

     3. To approve the appointment of KPMG LLP, independent certified public accountants, as the Company's independent auditors for the year ending December 31, 2001.

     4. To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

     Holders of record of Common Stock and 8% Cumulative Convertible Redeemable Preferred Stock as of the close of business on April 10, 2001 are entitled to receive notice of and to vote at the meeting or any adjournment thereof.

                                   By Order of the Board of Directors


                                   Diane R. Brown
                                   Secretary


Columbia, Maryland
April 30, 2001

     Whether or not you expect to be present at the Annual Meeting of Stockholders, please fill in, date and sign the enclosed Proxy and return it promptly in the enclosed return envelope.

                                 DURATEK, INC.
                            10100 Old Columbia Road
                           Columbia, Maryland 21046

                               ________________


   Columbia, Maryland                                       April 30, 2001


                                PROXY STATEMENT

   The accompanying Proxy is solicited by and on behalf of the Board of Directors of Duratek, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Company's principal executive offices at 10100 Old Columbia Road, Columbia, Maryland 21046 on the 8/th/ day of June, 2001 at 10:30 a.m. Eastern Daylight Savings Time, and at any adjournments thereof. The approximate date on which this Proxy Statement and the accompanying Proxy were first given or sent to security holders was April 30, 2001.

   Each Proxy executed and returned by a stockholder may be revoked at any time thereafter, by written notice to that effect to the Company, attention of the Secretary, prior to the Annual Meeting, or in person to the Chairman of, or the Inspectors of Election at, the Annual Meeting, or by the execution and return of a later-dated Proxy, except as to any matter voted upon prior to such revocation.

   The Proxies in the accompanying form will be voted in accordance with the specifications made thereon and where no specifications are given, such Proxies will be voted FOR the nominees for election as directors named herein, FOR the approval of the Duratek, Inc. 2001 Employee Stock Purchase Plan, and FOR the approval of the appointment of KPMG LLP as the Company's independent auditors. In the discretion of the proxy holders, the Proxies will also be voted FOR or AGAINST such other matters as may properly come before the meeting. The management of the Company is not aware that any other matters are to be presented for action at the meeting.

   The terms of the Company's 8% Cumulative Convertible Redeemable Preferred Stock, par value $.01 per share (the "Convertible Preferred Stock"), provide that the holders thereof, voting as a separate class, shall have the right to elect a majority of the Company's Board of Directors so long as The Carlyle Group and its affiliates ("Carlyle") own shares of capital stock having 20% or more of the votes that may be cast at annual or special meetings of stockholders. The remaining directors shall be elected by the vote of the holders of the Company's common stock, par value $.01 per share (the "Common Stock"), and the Convertible Preferred Stock, voting together as a single class. With respect to the election of the majority of the Board of Directors by the holders of the Convertible Preferred Stock, voting as a separate class, such directors shall be elected by a plurality of the votes cast by the holders of shares of Convertible Preferred Stock present in person or represented by proxy at the Annual Meeting. In the election of the remaining directors by the holders of the Common Stock and the Convertible Preferred Stock, voting together as a single class, such directors shall be elected by a plurality of the votes cast by the holders of shares of Common Stock and Convertible Preferred Stock present in person or represented by proxy at the Annual Meeting. For purposes of the election of directors, abstentions and broker non-votes are not considered to be votes cast and do not affect the plurality vote required for directors. On all other matters, including the approval of the Company's 2001 Employee Stock Purchase Plan and the approval of the appointment of the Company's independent auditors, a majority of the votes cast at the meeting, with a quorum present, is required to approve the matter. Accordingly, abstentions and broker non-votes will not be considered to be votes cast and will have no effect on the outcome of the matter.

   The solicitation of proxies generally will be by mail and by directors, officers, and regular employees of the Company. In some instances, solicitation may be made by telephone or other means. All costs incurred in connection with the solicitation of proxies will be borne by the Company. Arrangements may be made with brokers and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and the Company may reimburse them for reasonable out-of-pocket and clerical expenses in forwarding such materials.

                               VOTING SECURITIES


   The Board of Directors has fixed the close of business on April 10, 2001 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. The issued and outstanding capital stock of the Company on April 10, 2001 consisted of 13,430,684 shares of Common Stock and 157,525 shares of Convertible Preferred Stock. For all matters, each share of Common Stock is entitled to one vote, except that in the election of directors, each share of Common Stock is entitled to cast one vote for each director to be elected by the holders of Common Stock; cumulative voting is not permitted. For all matters in which the holders of shares of Convertible Preferred Stock vote with the holders of the Common Stock as a single class, each share of Convertible Preferred Stock entitles the holder thereof to cast the number of votes equal to the number of votes which could be cast in such vote by a holder of the number of the shares of Common Stock into which such share of Convertible Preferred Stock is convertible. The current number of shares of Common Stock into which each share of Convertible Preferred Stock is convertible is 33-1/3, based on a conversion price of $3.00. Accordingly, the outstanding shares of Convertible Preferred Stock represent 5,250,833 votes in the aggregate when voting with the shares of Common Stock as a single class. A quorum of the stockholders is constituted by the presence, in person or by proxy, of holders of record of voting stock, representing a majority of the number of votes entitled to be cast.


                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

   The terms of the Convertible Preferred Stock provide that the holders of a majority of the Convertible Preferred Stock have the right to elect a majority of the Company's Board of Directors so long as Carlyle owns shares of capital stock having 20% or more of the votes that may be cast at annual or special meetings of stockholders. Carlyle beneficially owns 145,162 shares of Convertible Preferred Stock outstanding and 3,101,551 shares of Common Stock outstanding, or an aggregate of 42.5% of the outstanding voting securities of the Company, excluding the effects of all other convertible securities and employee stock options. Accordingly, Carlyle has the ability, through its stock ownership and the terms of the Convertible Preferred Stock, to elect a majority of the Company's Board of Directors and effectively control the Company.

   The following table sets forth, at April 10, 2001, the amount and percentage of the Company's outstanding Common Stock and Convertible Preferred Stock beneficially owned by each director and nominee for director, each executive officer named in the Summary Compensation Table, all directors and officers as a group and all persons, to the knowledge of the Company, beneficially owning more than five percent (5%) of the Company's Common Stock or Convertible Preferred Stock.

                                                   Common Stock                      Convertible Preferred Stock
                                                   ------------                      ---------------------------
                                            Number of      Percent of Class          Number of      Percent of Class
                                              Shares         Outstanding              Shares          Outstanding
                                              ------         -----------              ------          -----------
Daniel A. D'Aniello                        3,101,551(1)        23.1%                 145,162(1)           92.2%
Robert E. Prince                             216,165(2)         1.6%                       -                 -
Earle C. Williams                             10,200(3)           *                        -                 -
Admiral James D. Watkins                       2,900(3)           *                        -                 -
George V. McGowan                              5,500(3)           *                        -                 -
Dr. Francis J. Harvey                          9,000(3)           *                        -                 -
Robert F. Shawver                             58,250(2)           *                        -                 -
C. Paul Deltete                               38,550(2)           *                        -                 -
Thomas E. Dabrowski                                -              *                        -                 -
Leslie M. Hill                                41,000(2)           *                        -                 -
Directors & Executive Officers
     As a Group (15 persons)               3,509,232(4)        25.6%                 145,162              92.2%


Name and Address of Other 5%
Holders of Common or
Convertible Preferred Stock
---------------------------

The Carlyle Group                          3,101,551(5)        23.1%                 145,162              92.2%
1001 Pennsylvania Avenue, NW
Washington, DC  20004-2505

The Capital Research and                     891,100            6.6%                       -                 -
Management Companies
333 South Hope Street
Los Angeles, CA  90071

Ashford Capital Management                   689,489            5.1%                       -                 -
P.O. Box 4172
Wilmington, DE  19807

Soros Capital Offshore                       198,773            1.5%                   9,308               5.9%
Partners LDC
C/o Coutts & Co. Limited
West Bay Road, George Town
Grand Cayman, Cayman Islands
British West Indies

* The number of shares owned is less than one percent of the outstanding shares of Common Stock.

(1) Mr. D'Aniello is a Managing Director of Carlyle and, as a result, may be deemed to beneficially own the shares of Common Stock and Convertible Preferred Stock beneficially owned by Carlyle. However, Mr. D'Aniello disclaims beneficial ownership of such shares.

(2) Includes options to purchase 139,865, 46,950, 24,750 and 36,000 shares of Common Stock for Messrs. Prince, Shawver, Deltete and Hill, respectively, which are exercisable within 60 days.

(3) Includes options to purchase 2,000 shares of Common Stock for each of Messrs. Williams, Watkins, McGowan and Harvey, which are exercisable within 60 days.

(4) Includes 277,503 shares that may be issued upon the exercise of options outstanding and beneficially owned by the executive officers and directors as a group.

(5) Does not include shares of Common Stock issuable upon conversion of the Convertible Preferred Stock. The shares of Convertible Preferred Stock are convertible into 4,838,733 shares of Common Stock. Assuming the conversion of the Convertible Preferred Stock into Common Stock, Carlyle would own 7,940,284 shares of Common Stock or 42.5% of the Common Stock. In all instances, the shares are owned by partnerships sponsored and controlled by Carlyle.


                                  PROPOSAL I

                             ELECTION OF DIRECTORS


     Six directors will be elected at the meeting to hold office until the next Annual Meeting of Stockholders and until their respective successors are duly elected and qualify. It is intended that the Proxies will be voted for the following nominees, but the holders of the Proxies reserve discretion to cast votes for individuals other than the nominees for director named below in the event of the unavailability of any such nominee. The Company has no reason to believe that any of the nominees will become unavailable for election. Set forth below are the names of the nominees, age, position with the Company, the year in which first elected a director of the Company, principal occupation and certain other information concerning each of the nominees.

     The terms of the Convertible Preferred Stock provide that the holders thereof voting as a separate class, have the right to elect a majority of the Company's Board of Directors so long as Carlyle owns shares of capital stock having 20% or more of the votes that may be cast at annual or special meetings of stockholders. Messrs. D'Aniello, Williams, and Harvey are the designees of the holders of the Convertible Preferred Stock to the Company's Board of Directors. The remaining directors shall be elected by the vote of the holders of the Common Stock and the Convertible Preferred Stock voting together as a single class.

Convertible Preferred Stock Designees

     Daniel A. D'Aniello, 54, has been Chairman of the Board and a director of the Company since January 1995. He has been a Managing Director and a founding partner of The Carlyle Group, a Washington, D.C. based private merchant bank, since 1987. Mr. D'Aniello was Vice President, Finance and Development for Marriott Corporation, a hospitality company, from 1981 to 1987. He currently serves on the Board of Directors for Baker & Taylor, Inc., IT Group, Inc., Pharmaceutical Research Associates, Gemini Air Cargo, Inc., and Vought Aircraft Industries, Inc. Mr. D'Aniello is a magna cum laude graduate of Syracuse University, where he was a member of Beta Gamma Sigma, and a graduate of the Harvard Business School, where he was a Teagle Foundation Fellow.

     Earle C. Williams, 71, has been a director of the Company since January 1995. He served on the Board of Directors of BDM International, Inc., an information technology professional services firm, from 1972 until 1997 and was the President and Chief Executive Officer of that company from 1972 until 1992. Mr. Williams also serves on the Board of Directors of BTG, Inc. and Dimensions International, Inc.

   Dr. Francis J. Harvey, 57, has been director since January 1999. Dr. Harvey is the former Chief Operating Officer of Westinghouse Electric Corporation's Industries and Technology Group. Dr. Harvey held various professional, management and executive positions within Westinghouse from 1969 to 1997. Dr. Harvey earned his doctorate in Metallurgy and Material Sciences from the University of Pennsylvania and his Bachelor of Science at the University of Notre Dame in Metallurgy Engineering and Material Science. Dr. Harvey currently serves as a director of IT Group, Inc., ViaClix, Inc., Akula Software, Inc. and Kulman Electric Corp. He is also a member of the Board of Regents of Santa Clara University and is on the Board of Advisors of MBA Polymers, Inc., Virtual Compliance Technologies, Inc., and Bridge Bank of Silicon Valley.

Remaining Nominees

   Admiral James D. Watkins, 74, has been a director of the Company since April 1997. Admiral Watkins was the President of the Joint Oceanographic Institutions, Inc. from 1993 until 2000 and President of the Consortium for Oceanographic Research and Education from 1994 until March 2001. Admiral Watkins was appointed Chief of Naval Operations in 1982 by President Reagan and served as Secretary of Energy under President Bush from 1989 to 1993. Admiral Watkins, a graduate of the U.S. Naval Academy, also has a Masters in Mechanical Engineering from the U.S. Naval Postgraduate School. Admiral Watkins currently serves as a director of IT Group, Inc.

   George V. McGowan, 73, has been a director of the Company since April 1997. Mr. McGowan served as Chairman of the Board and Chief Executive Officer of Baltimore Gas and Electric Company from 1988 to 1992. Mr. McGowan served as Chairman of the Executive Committee and director of Baltimore Gas and Electric Company and Constellation Energy Group until April 2000. Mr. McGowan currently serves as a director of Organization Resources Counselors, Inc. Mr. McGowan has a Bachelor of Science in Mechanical Engineering from the University of Maryland.

   Robert E. Prince, 54, has been President and Chief Executive Officer of the Company since 1990 and a director since 1991. He founded General Technical Services, Inc., the predecessor to the Company, in October 1984 and was President and Chief Executive Officer from 1987 to 1990. Mr. Prince, a graduate of the U.S. Naval Academy, served as an officer on nuclear submarines. He also has a Masters in Business Administration from the Wharton School of Finance of the University of Pennsylvania. Mr. Prince is a certified naval nuclear engineer.

Information Regarding the Board of Directors and Certain Committees

   During 2000, there were eight meetings of the Board of Directors of the Company. Each director attended at least 75% of the combined total number of meetings of the Board and the Board committees of which he was a member. The Board of Directors of the Company has an Executive Committee, Compensation Committee and Audit Committee.

   The Executive Committee, currently consisting of Daniel A. D'Aniello, Chairman, Dr. Francis J. Harvey and Robert E. Prince, meets on call and has authority to act on most matters during the intervals between Board meetings. The Executive Committee met twice during 2000.

   The Compensation Committee, currently consisting of Dr. Francis J. Harvey, Chairman, Admiral James D. Watkins and Daniel A. D'Aniello, establishes the compensation for the executive officers of the Company, generally reviews benefits and compensation for all of the Company's officers and administers the Company's stock option plan. The Compensation Committee met four times in 2000.

   The Audit Committee, currently consisting of Earle C. Williams, Chairman, George V. McGowan and Dr. Francis J. Harvey, reviews the internal controls of the Company and the objectivity of its financial reporting. It meets with appropriate Company financial personnel and the Company's independent certified
public accountants in connection with these reviews.   This committee recommends
to the Board of Directors the appointment of the independent certified public accountants, subject to the ratification by the stockholders at the Annual Meeting, to serve as auditors for the following year in examining the corporate accounts of the Company. The Audit Committee met three times in 2000.

Compensation of Directors

     For 2000, Admiral Watkins and Messrs. McGowan, Williams, and Harvey each received a total of $20,000 for their service on the Board of Directors and the board committees on which they served. In addition, Admiral Watkins and Messrs. McGowan, Williams, and Harvey each were granted options to purchase 10,000 shares of Common Stock at the fair market value at the time of the grant. No other director received any compensation for his service on the Board of Directors or any committees thereof during 2000.


                         EXECUTIVE OFFICER COMPENSATION

     The following table sets forth certain information concerning the compensation for the last three completed fiscal years of the chief executive officer and the next four most highly compensated executive officers of the Company. No stock appreciation rights ("SARs") were granted during 2000 nor have any SARs been granted at any time in prior years.

                           SUMMARY COMPENSATION TABLE

                                                                                       Long Term
                                          Annual                                      Compensation
                                      Compensation(1)                                    Awards
                       --------------------------------------------------------------------------------------------
                                                                                       Securities
                                                        Other          Restricted      Underlying          All
Name and Principal                                      Annual           Stock          Options           Other
 Position                                            Compensation       Award(s)        Granted        Compensation
                         Year  Salary $  Bonus $         $(2)            ($)(3)          (#)(4)            ($)(5)
                        ------------------------------------------------------------------------------------------------
Robert E. Prince         2000   240,000        -        166,538               -          25,000           5,204
President and            1999   240,000   88,800              -         698,849         323,100           5,111
Chief Executive Officer  1998   222,000   51,127              -               -          10,000           4,946

Robert F. Shawver        2000   167,155        -         96,307               -          15,000           5,130
Executive Vice           1999   167,155   48,450              -         209,248         103,000           5,186
President and Chief
Financial Officer        1998   161,500   27,754              -               -           7,000           4,974


C. Paul Deltete          2000   160,000        -              -               -          25,000           5,183
Senior Vice President    1999   155,250   45,000              -               -          10,000           5,090
                         1998   139,415   25,453              -               -          22,000           4,840

Thomas E. Dabrowski(6)   2000   139,423   92,653              -               -          60,000               -
Senior Vice President

Leslie M. Hill(7)        2000   170,000        -              -               -          15,000           5,357
Senior Vice President    1999   150,000   45,000              -               -          10,000           3,667
                         1998   144,900   25,453              -               -          37,000           1,167

     (1) No executive officer named above received any perquisites and other personal benefits the aggregate amount of which exceeded the lesser of either $50,000 or 10% of the total annual salary and bonus reported for 2000 in the Summary Compensation Table.

     (2) Represents cash awards under the Company's Senior Executive Long Term Performance Award Plan with respect to the achievement of performance criteria in 1999. All of the after-tax portion of the awards were applied to reduce the amount of the outstanding advances by the Company to the executives. See "Compensation Committee Report on Executive Compensation" and "Certain Transactions."

(3) Represents 121,539 and 36,391 restricted stock units granted to each of Messrs. Prince and Shawver, respectively, on November 2, 1999, which grants were subject to stockholder approval of the GTS Duratek, Inc. 1999 Stock Option and Incentive Plan (the "1999 Plan"). The closing price of the Company's Common Stock on the date of the grant was $5.75. The restricted stock units vest ratably over a four year period, with 20% vesting on January 2, 2000 and on each of the next four anniversaries thereof. At December 31, 2000, the value of the restricted stock units for Messrs. Prince and Shawver were $759,619 and $227,444 respectively based on the price of the Company's Common Stock on that date of $6.25 per share. The restricted stock units do not have voting rights or the right to receive dividends. The restricted stock units were granted to Messrs. Prince and Shawver under the 1999 Plan. The 1999 Plan was approved by the stockholders in May 2000.

(4) Includes options to purchase Common Stock that were granted on May 23, 2000 for Messrs. Prince, Shawver, Deltete, and Hill. Mr. Dabrowski's options were granted on June 8, 2000.

(5) Consists of Company matching contributions to the Company's 401(k) Savings Plan.

(6) Reflects salary paid to Mr. Dabrowski from the commencement of his employment with the Company on June 8, 2000. Mr. Dabrowski receives an annual salary at the rate of $250,000 per annum. See "Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

(7)  Mr. Hill's employment with the Company terminated on April 13, 2001.

Options Granted in Last Fiscal Year

   The following table sets forth certain information relating to options granted in 2000 to purchase shares of Common Stock of the Company.

                               Number of        Percent of
                               Securities         Total        Exercise                         Potential Realizable Value at
                               Underlying        Options        or Base                           Assumed Annual Rates of
                                 Options        Granted in     Price per       Expiration       Stock Price Appreciation for
Name                           Granted (#)     Fiscal Year     Share (1)          Date                Option Term (2)*
----                           -----------     -----------     ---------          ----                ----------------
                                                                                                    5%                 10%
                                                                                                    --                 ---
Robert E. Prince                25,000              5.6%        $8.125           5/23/10         $127,750            $323,729

Robert F. Shawver               15,000              3.3%        $8.125           5/23/10         $ 76,650            $194,237

C. Paul Deltete                 25,000              5.6%        $8.125           5/23/10         $127,750            $323,729

Thomas E. Dabrowski             60,000             13.3%        $ 8.75            6/8/10         $330,120            $836,715

Leslie M. Hill                  15,000              3.3%        $8.125           5/23/10         $ 76,650            $194,237

* The 5% and 10% assumed rates of stock appreciation used to calculate potential gains to optionees are mandated by the rules of the Securities and Exchange Commission.

(1)  Options were granted at 100% of fair market value on the date of the grant.

(2) These dollar amounts are the result of calculations of assumed annual rates of stock price appreciation from the dates of the grant of the option awards to the date of the expiration of such options of 5% and 10%, the two assumed rates being required under the rules of the Securities and Exchange Commission. Based on these assumed annual rates of stock price appreciation of 5% and 10%, the Company's stock price at May 23, 2010 is projected to be $13.24 and $21.07, respectively, and the Company's stock price at June 8, 2010 is projected to be $14.25 and $22.70, respectively. These assumptions are not intended to forecast future appreciation of the Company's stock price. Indeed, the Company's stock price may increase or decrease in value over the time period set forth above. The potential realizable value computation does not take into account federal or state income tax consequences of option exercises or sales of appreciated stock.

Aggregated Option Exercises and Fiscal Year-End Option Value Table

     The following table sets forth certain information concerning the exercise of stock options, the number of unexercised options and the value of unexercised options at the end of 2000 for the executive officers whose compensation is reported in the Summary Compensation Table.

                          AGGREGATED OPTION EXERCISES
                    DURING 2000 AND YEAR-END OPTION VALUES

                                                                         Number of Securities
                                                                              Underlying            Value of Unexercised
                                                                          Unexercised Options       In the Money Options
                                                                         at December 31, 2000          at December 31,
                         Shares Acquired on              Value              Exercisable /          2000(1) Exercisable /
        Name                Exercise (#)             Realized ($)            Unexercisable              Unexercisable
        ----                ------------             ------------            -------------              -------------
Robert E. Prince                 -                       -                139,865/228,235             $63,292/$96,696
Robert F. Shawver                -                       -                  46,950/83,050             $19,538/$30,713
C. Paul Deltete                  -                       -                  24,750/47,250             $  6,563/$8,438
Thomas E. Dabrowski              -                       -                       0/60,000             $          0/$0
Leslie M. Hill                   -                       -                  36,000/46,000             $12,188/$14,063

(1) Calculated based on the closing price of the Company's Common Stock ($6.25) as reported by the Nasdaq National Market on December 31, 2000. An "In-the-Money" option is an option for which the option price of the underlying stock is less than the market price at December 31, 2000, and all of the value shown reflects stock price appreciation since the granting of the option.

Employment Contracts, Termination of Employment and Change-in-Control
Arrangements

     The Company has entered into employment agreements with Messrs. Prince, Shawver, Deltete and Dabrowski. Under the terms of the employment agreement between the Company and Mr. Prince, he will hold the offices of President and Chief Executive Officer and will serve as a member of the Board of Directors. As compensation for his services, Mr. Prince will receive an initial base salary of $200,000 per annum. The employment agreement between the Company and Mr. Shawver provides that he will hold the offices of Executive Vice President and Chief Financial Officer and will receive an initial base salary of $140,000 per annum. Under the terms of the employment agreement between the Company and Mr. Deltete, he will hold the office of Senior Vice President of Operations and will receive an initial base salary of $130,000 per annum. Under the terms of the agreement between the Company and Mr. Dabrowski, which was executed in June 2000, he will hold the office of President for the Duratek Federal Services, Inc. subsidiary and will receive an initial base salary of $250,000. Increases in the base salary of Messrs. Prince, Shawver, Deltete and Dabrowski may be upwardly adjusted by the Compensation Committee in its discretion. The employment agreements also provide that the Compensation Committee shall consider in good faith the amount of bonus which each may receive and the amount of such bonus shall be determined with reference to the performance of each executive and the performance and results of operations of the Company.

     The agreements may be terminated by the Company (i) upon the long-term disability of the employee, (ii) upon the employee's death, (iii) for cause or for good reason (each as defined in the agreements), or (iv) upon six months notice to the employee. Messrs. Prince or Shawver may terminate their employment agreements under certain circumstances upon six months notice. If the agreements are not terminated, they shall terminate upon the third anniversary from the date of the agreements, provided that if neither party has given notice to the other not to extend the agreement, such employment agreements will be automatically extended, on a day-by-day basis, to a date which is six months after the date on which a notice not to extend is first given. Neither the Company nor Messrs. Prince, Shawver, or Deltete have provided a notice not to continue their respective employment agreements. Accordingly, the employment agreements for Messrs. Prince, Shawver and Deltete are continuing on a day-to-day basis until six months after either party to each such agreement provides a notice not to extend the agreement. The initial term of Mr. Dabrowski's employment agreement expires in June of 2002.

     Under the terms of these agreements, if the employee is terminated for good reason or without cause upon the discretion of the Company or the employee resigns with justification, the Company shall pay to the employee all compensation, at the rate then in effect, through the date of such termination, the base salary of the employee, then in effect, for a period of one year from the date of termination and will maintain certain employee benefits for a period of one year from the date of termination. The employment agreements also contain certain non-competition provisions prohibiting the employees, for certain periods of time, from engaging in competing businesses.

     The Company had entered into an employment agreement with Mr. Hill containing similar terms to the employment agreements described above. Mr. Hill's employment with the Company terminated on April 13, 2001 following his resignation.

Section 16(a) Beneficial Ownership Reporting Compliance

     For 2000, the Company's officers and directors filed all the reports required by the Securities and Exchange Act of 1934 on a timely basis.

Audit Committee Report

     The Audit Committee of the Board of Directors (the "Audit Committee") in fiscal 2000 consisted of Earle C. Williams, Chairman, George V. McGowan and Dr. Francis J. Harvey, all of whom meet the independence and experience requirements of Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The Audit Committee's responsibilities are as described in a written Charter adopted by the Board, which is attached as Appendix 1 to this Proxy Statement.

     The Audit Committee has reviewed and discussed the Corporation's audited financial statements for the fiscal year ended December 31, 2000 with management and with the Corporation's independent auditors, KPMG LLP. The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. The Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with KPMG LLP their independence.

     Based on the Audit Committee's review of the audited financial statements and the review and discussions described in the foregoing paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2000 be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

               Submitted by the members of the Audit Committee:
                    Earle C. Williams (Chairman)
                    George V. McGowan
                    Dr. Francis J. Harvey

Compensation Committee Report on Executive Compensation

     The Compensation Committee is responsible for establishing the compensation for the executive officers of the Company, reviewing benefits and compensation for all of the Company's officers and administering the Company's stock option plans. The Compensation Committee's executive compensation policies are designed to enhance the financial performance of the Company, and thus stockholder value, by significantly aligning the financial interest of the key executives with those of stockholders. The Compensation Committee reviews the financial performance of the Company and increases to stockholder value annually and adjusts the compensation of key executives based on the improvements achieved.

     The Company adopted an Executive Compensation Plan in order to formalize the determination of the annual compensation of the Company's executive officers. The purpose of the plan is to attract, retain and motivate key management employees and to align the financial interests of the Company's executive officers with those of the Company's stockholders. Under the plan, the executive officers' compensation is structured in such a way so that a meaningful portion is "at risk," with annual incentives intended to provide between 20% and 50% of total compensation. Senior management employees who are recommended by the President and Chief Executive Officer and approved by the Compensation Committee are eligible to participate in the Executive Compensation Plan and for 2000 the eligible participants consisted only of the executive officers named in the Summary Compensation Table. The Executive Compensation Plan is administered and all salary and bonuses are at the sole discretion of the Compensation Committee.

     The Executive Compensation Plan consists of three components of compensation: base salary, annual cash performance bonus and long-term stock option grants. The base salary and any raises for the Company's Chief Executive Officer are determined by the Compensation Committee. The base salary and raises for the other executive officers are determined by the Chief Executive Officer. The annual cash performance bonus is designed to reward executive officers for their contributions to corporate and business unit objectives, and for individual performance. The bonus is expressed as a percentage of the executive officer's base salary for such fiscal year. The amount of the bonus earned by each executive officer, as a percentage of the executive officer's base salary, is dependent upon the performance of the Company during the fiscal year as compared to budgeted amounts. The specific factors examined include the Company's earnings per share, cash generation, safety and environmental compliance and specific personal objectives for each executive officer. The first two factors are each weighted 40% with the safety and environmental compliance and the personal objectives criteria each weighted 10% in determining the amount of the annual cash performance bonus. In addition to salary and cash bonus, the Compensation Committee can award options to purchase shares of the Company's Common Stock. All option awards are at the sole discretion of the Compensation Committee and are based on competitive market compensation data.

     In addition, during 1999, the Company adopted a Senior Executive Long Term Performance Award Plan in order to formalize a program whereby the Company, upon the achievement of certain performance criteria, could make awards to Messrs. Prince and Shawver for the purpose of reducing their outstanding advances from the Company. The Company made the advances to Messrs. Prince and Shawver in order to enable them to exercise certain options and retain the underlying stock, evidencing the long-term commitment of these senior managers to the Company. The plan is administered by the Compensation Committee. The criteria for awards under this plan is determined by the Compensation Committee, but is based upon performance achievement by Messrs. Prince and Shawver that creates, or is likely to create, long-term sustainable increases in stockholder value. The purpose of the plan is to align key members of senior management with the financial interests of the Company by focusing on the achievement of key strategic initiatives that could have the effect of creating long-term sustainable increases to stockholder value. This plan is separate from the Executive Compensation Plan which is intended to recognize the achievement of annual financial performance targets.

   The Company has certain broad-based employee benefit plans in which all employees, including the named executive officers, are permitted to participate on the same terms and conditions relating to eligibility and subject to the same limitations on amounts that may be contributed. In 2000, the Company also made a matching contribution for those participants to the Company's 401(k) Savings Plan.

     Mr. Prince's 2000 Compensation. Mr. Prince's 2000 compensation was determined pursuant to the terms of the Executive Compensation Plan and consistent with the terms of his employment agreement with the Company. Mr. Prince's base salary for 2000 was not changed and remained at $240,000. Mr. Prince did not earn an annual cash performance bonus for 2000, due to the fact that the Company did not achieve its budgeted financial results for 2000. The Compensation Committee awarded Mr. Prince options to purchase 25,000 shares of the Company's Common Stock in May 2000. The Compensation Committee awarded Mr. Prince $166,538 in March 2000 under the Senior Executive Long Term Performance Award Plan with respect to the achievement of performance criteria in 1999, specifically the completion of the acquisition of Frank W. Hake Associates, L.L.C., the divestiture of DuraTherm, Inc. and the increase in backlog from certain large decommissioning projects. All of the after-tax portion of this award was used to reduce Mr. Prince's outstanding advance from the Company.

     Compensation of other Executive Officers and Employees. The compensation of the other executive officers of the Company named in the Summary Compensation Table was determined consistent with the terms of the Executive Compensation Plan, taking into account individual performance and additional responsibility taken on. Messrs. Shawver, Deltete, and Hill did not earn an annual cash performance bonus for 2000 due to the fact that the Company did not achieve its budgeted financial results for 2000. Mr. Dabrowski earned a cash performance bonus for 2000 as a result of the performance during 2000 of the Federal Services business acquired from Waste Management, Inc. in June, 2000. The Compensation Committee awarded to each of Messrs. Shawver, Deltete, Hill and Dabrowski options to purchase 15,000, 25,000, 15,000 and 60,000 shares, respectively, of the Company's Common Stock. The Compensation Committee awarded Mr. Shawver $96,307 in March 2000 under the Senior Executive Long Term Performance Award Plan with respect to the achievement of performance criteria in 1999, specifically the completion of the acquisition of Frank W. Hake Associates, L.L.C., the divestiture of DuraTherm, Inc. and the increase in backlog from certain large decommissioning projects. All of the after-tax portion of this award was used to reduce Mr. Shawver's outstanding advance from the Company.

     The Compensation Committee continuously reviews the compensation policies of the Company to attract, retain and provide appropriate incentives for the highest quality professional personnel in order to maintain the Company's competitive position in the environmental technology and services industries, and thereby seeks to provide for the long-term success of the Company and the interests of its stockholders.

     Compensation Deductibility Policy. Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and applicable Treasury regulations, no tax deduction is allowed for annual compensation in excess of $1 million paid to the five most highly compensated executive officers. Performance-based compensation that has been approved by stockholders, however, is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the board committee that establishes such goals consists only of "outside directors" as defined for purposes of Section 162(m). All of the members of the Compensation Committee qualify as "outside directors." The Compensation Committee intends to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) so long as doing so is compatible with its determinations as to the most appropriate methods and approaches for the design and delivery of compensation to executive officers of the Company.


                                        Dr. Francis J. Harvey (Chairman)
                                        Admiral James D. Watkins
                                        Daniel A. D'Aniello


Compensation Committee Interlocks and Insider Participation

     During 2000, Dr. Harvey, Admiral Watkins and Mr. D'Aniello served as members of the Compensation Committee. No member of the Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

Performance Graph

     As part of the proxy statement disclosure requirements mandated by the Securities and Exchange Commission, the Company is required to provide a five-year comparison of the cumulative total stockholder return on its Common Stock with that of a broad equity market index and either a published industry index or a company-constructed peer group index. The following graph compares the performance of the Company's Common Stock for the periods indicated with the performance of the CRSP Index for the Nasdaq Stock Market (non-financial) and the Pollution Control Industry Group compiled by Research Data Group (which includes all companies with primary SIC codes 4950, 4953 and 4955 whose stock has been publicly-traded for all of 2000). The comparison assumes $100 was invested on December 31, 1995 in the Company's Common Stock and in each of the foregoing indices and the reinvestment of dividends.


                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
              AMONG DURATEK, INC., THE NASDAQ NON-FINANCIAL INDEX
                   AND THE DOW JONES POLLUTION CONTROL INDEX

                                   [GRAPHIC]




                                    12/95  12/96  12/97  12/98  12/99  12/00

     DURATEK, INC.                 100.00  91.23  94.74  34.65  55.26  43.86
     NASDAQ NON-FINANCIAL          100.00 121.48 142.20 208.73 408.72 238.48
     DOW JONES POLLUTION CONTROL   100.00 110.72 122.17 127.18  70.63  99.24


* $100 INVESTED ON 12/31/95 IN STOCK OR INDEX INCLUDING REINVESTMENT OF DIVIDEDS. FISCAL YEAR ENDING DECEMBER 31.

                             CERTAIN TRANSACTIONS

     In November 1995, the Company and BNFL, Inc. ("BNFL"), the U.S. subsidiary of British Nuclear Fuels plc, formed a five-year strategic alliance, agreeing to team on five major United States Department of Energy ("DOE") environmental remediation projects. During the term of the strategic alliance, the Company and BNFL agreed to jointly pursue three major DOE waste projects and were awarded contracts from the DOE on two of such projects, the Hanford River Protection Project and the Idaho Advanced Mixed Waste Treatment Project. In November 2000, the strategic alliance with BNFL expired without extension. As part of the strategic alliance, BNFL invested $10.0 million in the Company in the form of a convertible debenture. BNFL did not elect to convert the convertible debenture into the Company's Common Stock and, accordingly, the convertible debenture will be repaid in accordance with its terms.

     The Company has advanced loans to Mr. Prince, President and Chief Executive Officer, and Mr. Shawver, Executive Vice President and Chief Financial Officer. The loans bear interest at market rates and are due by December 31, 2001. At December 31, 2000, the balance of the loans were $509,000 and $295,000 for Messrs. Prince and Shawver, respectively.

                                  PROPOSAL II

           STOCKHOLDER APPROVAL OF 2001 EMPLOYEE STOCK PURCHASE PLAN

        This section provides a summary of the terms of the Company's 2001 Employee Stock Purchase Plan and the proposal to approve the plan.

        The stockholders are being asked to consider and vote on a proposal to approve the Company's 2001 Employee Stock Purchase Plan (the "Plan"). The Plan was approved by the Company's Board of Directors on March 13, 2001, subject to stockholder approval.

        The Board of Directors recommends that stockholders vote "FOR" the adoption of the 2001 Employee Stock Purchase Plan.

        The following is a summary of the terms and provisions of the Plan and of certain tax effects of participation in the Plan. This summary is qualified in its entirety by reference to the full text of the Plan, as amended from time to time. A copy of the Plan is attached hereto as Appendix 2. To the extent that there is a conflict between this summary and the Plan, the terms of the Plan shall govern.

Purpose; Effective Date

        The purpose of the Plan is to attract employees to the Company and its participating subsidiaries, to induce employees to remain with the Company and its subsidiaries, and to encourage them to increase their efforts to make the Company's business more successful by providing equity-based incentives to eligible employees of the Company and its subsidiaries. The Plan is intended to comply with the provisions of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). If approved by the stockholders, the Plan becomes effective on July 1, 2001.

Shares Available Under the Plan

        Shares of common stock of the Company delivered under the Plan ("Common Stock") may be authorized but unissued shares of the Company, shares that were once issued and subsequently reacquired by the Company or shares that are purchased by the Company on the open market. Subject to adjustment upon a merger, reorganization, stock split or other similar corporate change, the Company has reserved and made available for issuance and purchase under the Plan 1,000,000 shares of Common Stock.

Eligibility

        In general, all employees of the Company and any of its participating subsidiaries are eligible to participate in the Plan following their completion of one year of continuous employment with the Company or its subsidiaries. However, in general, employees who own 5% or more of Company stock are not eligible to participate. As of April 1, 2001, approximately 1,460 employees would be eligible to participate in the Plan.

Administration

        The Plan is administered by the Company's Board of Directors. The Board has full power and authority to interpret the Plan, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law. The Board generally may take any actions and make any determinations or decisions that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof. The Board is authorized to delegate administration of the Plan to a committee composed of not less than two members of the Board. The Board has delegated administration of the Plan to the Compensation Committee.

Purchase of Stock

        To enroll in the Plan, an employee must elect a percentage of his or her base pay, from 1% to 10%, in 1% increments, to be withheld. For these purposes, base pay excludes, among other things, any payments for bonuses, incentive compensation, overtime, commissions and other non-cash or non-basic payments. All payroll deductions shall be credited, as promptly as practicable, to a payroll account in the name of the participating employee.

        Generally, an election to participate for an offering period (by making a payroll withholding election) must be made during the enrollment period preceding the offering period, as established by the Board. Unless otherwise provided by the Board, offering periods generally will begin on each January 1, April 1, July 1 and October 1, and end on the trading day for the Common Stock coincident with or immediately preceding the following March 31, June 30, September 30 and December 31, respectively. The first offering period under the Plan will commence on July 1, 2001 and will end on the trading day for the Common Stock coincident with or immediately preceding September 30, 2001.

        A participant who has made an election for an offering period will be deemed to have also elected to participate for the offering periods that follow, and to have authorized the same percentage payroll deduction, unless the participant elects otherwise during an applicable enrollment period. Thus, for example, a participant making a 5% election for the July-September 2001 offering period will be deemed to have made a 5% election for the October-December offering period and subsequent offering periods. That is, the participant's election will remain in effect unless and until the participant affirmatively changes or withdraws such election with respect to an upcoming offering period during the enrollment period for that offering period.

        Participants will be able to withdraw, in full, their payroll deductions (without interest) at any time during an offering period to which their elections apply, but will not be able to partially withdraw or change their elections with respect to an offering period after that offering period has commenced. Once a participant has withdrawn in full from an offering, he or she may not again participate for that offering period.

        On the last day of each offering period, the balance that has accrued in the participant's payroll account for that period will be used to buy Common Stock at a purchase price equal to the lesser of (i) 90% of the fair market value of the Common Stock on the first trading day of the offering period and
(ii) 90% of the fair market value of the Common Stock on the last trading day of the offering period. The "fair market value" of the Common Stock on any relevant date will be the average of the highest and lowest selling prices for the Common Stock as reported on the Nasdaq National Market. The Code and the Plan impose certain limits on the amount of Common Stock that can be purchased with payroll deductions under the Plan. In general, there is a $25,000 limit on the value of Common Stock that can be purchased by any participant under the Plan in any calendar year.

        If a participant's employment terminates for any reason, then, notwithstanding any other provision of the Plan, the participant's rights and participation in the Plan shall immediately be cancelled and the balance in his or her payroll account which has not yet been invested shall be refunded to the participant (or, in the event of death, shall be paid to his or her estate), without interest, as soon as practicable.

        The shares purchased with a participant's payroll deductions will be credited to an individual securities account maintained by a brokerage firm which has been selected by the Company (the "Stock Account"). Each participant will receive periodic account statements regarding his or her Stock Account. Except in the event of hardship (as defined in the Plan), shares purchased under the Plan generally must remain in the participant's Stock Account at such brokerage firm until a minimum holding period of one year from the date of purchase has been satisfied. No fractional shares are to be purchased under the Plan. Any cash remaining in payroll accounts after the purchase of whole shares is generally applied for use in the next offering period.

        Rights granted under the Plan are not transferable other than by will or the laws of descent and distribution and are exercisable during a participant's lifetime only by the participant.

Withholding: Disqualifying Dispositions

        The Company will deduct from all payroll accounts all federal, state, local and other taxes required by law to be withheld with respect to such payments. If shares of Common Stock are disposed of in a disposition that does not satisfy the holding period requirements of Section 423 of the Code (generally, as discussed below, two years from the first day of the offering period), the employee shall notify the Company in writing as soon as practicable thereafter and shall pay any tax withholding obligation as a result of the disqualifying disposition (or satisfy such other arrangements as may be permitted by the Board).

Amendment and Termination of the Plan; Stockholder Approval

        The Board of Directors of the Company may at any time, or from time to time, amend the Plan in any respect; provided, however, that the Plan may not be amended in any way that would cause, if such amendment were not approved by the stockholders of Common Stock, the Plan to fail to comply with the requirements for employee stock purchase plans under Section 423 of the Code or any other requirement of applicable law or regulation unless and until stockholder approval is obtained. No amendment of the Plan shall alter or impair any participant rights outstanding at the time of such amendment.

        The Board may terminate the Plan any time at its discretion; provided that, no termination of the Plan shall alter or impair any participant rights outstanding at the time of such termination.

New Plan Benefits

        Because benefits under the Plan will depend on employees' elections to participate and the fair market value of the Company's Common Stock at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees if the Plan is approved by the stockholders.

Federal Income Tax Consequences

        The Plan is intended to qualify for favorable income tax treatment under Sections 421 and 423 of the Code. Payroll deductions will be made on an after-tax basis. Thus, participants will have to pay income tax on the dollars withheld from their paychecks under the Plan.

        No income will be recognized by participants when payroll deductions are applied to purchase Common Stock at a discount. The discount at the time of purchase will not be taken into account for income tax purposes until the Common Stock is sold. The income tax consequences associated with the sale of Common Stock purchased under the Plan depend upon when the sale occurs and the length of the participant's holding period for his or her Common Stock. The Plan has been designed with the intent that if the sale occurs more than two years after the first day of the offering period with respect to the sold shares, then a participant generally will realize taxable gain or loss equal to the difference between the selling price and the amount paid for the shares. If the shares are sold at a gain, then the participant will recognize ordinary income equal to the lesser of (i) the excess of the fair market value of the shares at the time of disposition over the actual purchase price, or (ii) the excess of the fair market value of the shares on the first day of the applicable offering period over the purchase price determined as of that date. The balance of the gain, if any, will be treated as a long-term capital gain. If the shares are sold at a loss, then no ordinary income is realized and the entire loss will be treated as a long-term capital loss.

        However, if the Common Stock purchased under the Plan is sold within two years after the first day of the applicable offering period, then, regardless of whether the participant has a profit or loss on the sale, it is expected that the discount received when the shares were purchased generally will be taxable as ordinary income. The participant will also recognize taxable capital gain or loss (which will be short-term or long-term, depending upon the holding period) on the sale equal to the difference between the selling price and the fair market value of the shares at the time they were purchased.

        Special tax rules, as well as special rules relating to payroll account withdrawals, may apply to those participants who are subject to the rules set forth in Section 16 of the Securities Exchange Act of 1934.

        There are no federal income tax consequences to the Company by reason of the grant of purchase rights under the Plan or upon the purchases made by participants. The Company generally is entitled to a deduction for amounts taxed as ordinary income to a participant upon disposition by the participant of the Common Stock before expiration of the two-year holding period described above.

        The foregoing tax discussion is a general description of certain expected federal income tax results under current law. No attempt has been made to address any state and local, foreign or estate and gift tax consequences that may arise in connection with participation in the Plan. All affected individuals should consult their own advisors if they wish any further details or have special questions.

                                 PROPOSAL III

                 APPROVAL OF SELECTION OF KPMG LLP AS AUDITORS

      The Board of Directors has selected KPMG LLP to audit the accounts of the Company for the year ending December 31, 2001. KPMG LLP has no financial interest in the Company and neither it nor any member or employee of the firm has had any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee. KPMG LLP has audited the accounts of the Company since 1987. The Delaware General Corporation Law does not require the approval of the selection of auditors by the Company's stockholders, but in view of the importance of the financial statements to the stockholders, the Board of Directors deems it desirable that they pass upon its selection of auditors. In the event the stockholders disapprove the selection, the Board of Directors will consider the selection of other auditors.

      The Board of Directors recommends that you vote in favor of this Proposal III in view of the familiarity of KPMG LLP with the Company's financial and other affairs acquired during its previous service as auditors for the Company.

      A representative of KPMG LLP is expected to be present at the Annual Meeting, with the opportunity to make a statement if he desires to do so, and is expected to be available to respond to appropriate questions.

Audit Fees

      The aggregate fees billed for professional services rendered by KPMG LLP for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 were $203,564.

Financial Information Systems Design and Implementation Fees

      KPMG LLP preformed no financial information system design or implementation work for the Company during the fiscal year ended December 31, 2000.

All Other Fees

      The aggregate fees billed for all other professional services rendered by KPMG LLP for the fiscal year ended December 31, 2000 were approximately $927,742.

      The Audit Committee of the Board of Directors has considered whether the provision of the services covered under the captions Financial Information Systems Design and Implementation Fees and All Other Fees above are compatible with maintaining KMPG LLP's independence.

                             STOCKHOLDER PROPOSALS

      Stockholder proposals intended to be presented at the 2002 annual meeting of stockholders must be received by the Company for inclusion in the Company's proxy statement and proxy relating to that meeting no later than January 2, 2002 and must otherwise be in compliance with applicable Securities and Exchange Commission regulations.

      Securities and Exchange Commission rules also establish a different deadline for submission of stockholder proposals that are not intended to be included in the Company's proxy statement with respect to discretionary voting. The discretionary voting deadline for the Company's 2002 annual meeting is March 16, 2002. If a stockholder gives notice of such a proposal after the discretionary voting deadline, the Company's proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the Company's 2002 annual meeting.

                                 OTHER MATTERS

      The Board of Directors of the Company knows of no other matters to be presented for action at the meeting other than that mentioned above. However, if any matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote on such other matters in accordance with their judgment of the best interests of the Company.

                                                                      APPENDIX 1
                                                                      ----------
                                 Duratek, Inc.
                            Audit Committee Charter

Purpose
-------

The Audit Committee of the Board of Directors shall assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the Company's compliance with legal and regulatory requirements and (3) the independence and performance of the Company's internal and external auditors.

Composition
-----------

The members of the Audit Committee shall meet the independence and experience requirements of the Nasdaq National Market. The members of the Audit Committee shall be appointed by the Board of Directors.

Duties
------

The Audit Committee shall:
     1.   Make regular reports to the Board of Directors.
     2. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board of Directors for approval.
     3. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the Company's system of internal controls.
     4. Determine whether to recommend to the Board of Directors that the annual audited financial statements be included in the Company's annual report on Form 10-K.
     5. Review with management and the Company's independent auditors any significant financial reporting issues raised by them in connection with the preparation of the Company's financial statements.
     6. Review proposed major changes to the Company's auditing and accounting principles and practices that are brought to the attention of the Audit Committee by independent auditors, internal auditors or management.
     7. Recommend to the Board of Directors the independent auditors to be engaged.
     8.   Confirm and assure the independence of the independent auditors by:
          a. Obtaining from the independent auditors a formal written statement delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard 1.
          b. Actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors.
          c. Taking, or recommending that the full Board of Directors take, appropriate action to oversee the independence of the independent auditors.
     9. Review the performance of the independent auditors and, if so determined by the Audit Committee, recommend that the Board of Directors replace the independent auditors.
     10. Review the appointment and replacement of the senior internal auditing executive, if any.
     11. Review any significant reports to management prepared by the internal auditing department, if any, and management's responses.
     12. Meet with the independent auditors prior to the audit to review the planning and staffing of the audit.
     13. Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.
     14. Review with the independent auditors any management letter provided by the auditors and management's response to that letter.
     15. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

     16. Review with the Board of Directors as necessary in the Audit Committee's judgment the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's code of conduct, if any.
     17. Review with counsel legal matters that are brought to the Audit Committee's attention and that may have a material impact on the financial statements, the Company's compliance policies and material reports or inquiries received from regulatory bodies.
     18. Meet at least annually with the chief financial officer, the senior internal auditing executive, if any, and the independent auditor in separate executive sessions.

Powers
------

The Audit Committee shall have the power to conduct or authorize investigations into any matters within the committee's scope of responsibilities. The Audit Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation. The Audit Committee may ask members of management or others to attend its meeting and provide pertinent information as necessary.

Relationship with Auditors and Board of Directors
-------------------------------------------------

The Company's independent auditors are ultimately accountable to the Board of Directors of the Company and to the Audit Committee, as representatives of the stockholders of the Company. The Board of Directors and the Audit Committee, as representatives of the Company's stockholders, have ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the independent auditors. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and independent auditors. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and independent auditors or to assure compliance with laws and regulations and the Company's code of conduct, if any.

                                                                      APPENDIX 2
                                                                      ----------


                DURATEK, INC. 2001 EMPLOYEE STOCK PURCHASE PLAN

                                 DURATEK, INC.
                       2001 EMPLOYEE STOCK PURCHASE PLAN


                                   ARTICLE I
                                    PURPOSE
                                    -------

     1.1  PURPOSE OF PLAN. This Employee Stock Purchase Plan is intended to
          ---------------
encourage employees of Duratek, Inc. (the "Company") and its Participating Affiliates to remain in the employ of the Company or the Participating Affiliate, and to participate in the Company's growth by permitting them to purchase shares of the Company's common stock at a price that is less than fair market value on the date of purchase. Such purchases shall be made from funds accumulated through payroll deductions. This Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

                                  ARTICLE II
                                  DEFINITIONS
                                  -----------

     2.1  ACCOUNT means the account established for each Participant under the
          -------
Plan to hold Shares of Stock and to be credited with cash awaiting investment in Shares of Stock.

     2.2  BOARD means the Board of Directors of the Company.
          -----

     2.3  CODE means the Internal Revenue Code of 1986, as amended, and as it
          ----
may be amended from time to time.

     2.4  COMMENCEMENT DATE means the date as of which an Offering shall
          -----------------
commence, which, unless otherwise specified by the Board prior to the Commencement Date for any Offering, shall be the January 1, April 1, July 1 and October 1 of each calendar year.

     2.5  COMPANY means Duratek, Inc. and its successors.
          -------

     2.6  COMPENSATION means an Employee's base salary (i.e., regular salary,
          ------------
excluding overtime, bonuses, commissions, nonqualified stock option income and similar items of compensation) which otherwise would, but for an election under this Plan, be payable in cash to the Participant by the Company.

     2.7  EFFECTIVE DATE means, subject to Section 10.2, the first day of the
          --------------
first payroll period beginning on or immediately after July 1, 2001.

     2.8  EMPLOYEE means any employee of the Company or a Participating
          --------
Affiliate.

     2.9  HARDSHIP means any of the following circumstances: (i) medical
          --------
expenses described in Code section 213(d) previously incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Code section 152) or necessary for these persons to obtain medical care described in Code section 213(d), (ii) costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments), (iii) the payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for the Participant, or for the Participant's spouse, children, or dependents (as defined in Code section
152), (iv) payments necessary to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant's principal residence or (v) any other event which is deemed an immediate and heavy financial need by the Secretary of Treasury. The Board's determination of the existence of a Participant's Hardship shall be final and binding on the Participant.

     2.10 MINIMUM HOLDING PERIOD means the period of time Shares Purchased under
          ----------------------
the Plan will be held in custody by the Company in a Participant's Account, as specified in Section 8.5.

     2.11 OFFERING means any offering made in accordance with the terms and
          --------
conditions of the Plan permitting Participants to Purchase Stock under the Plan.

     2.12 OPTION means the right of an eligible employee to Purchase Stock by
          ------
participating in an Offering.

     2.13 PARTICIPANT means any Employee who participates in the Plan as
          -----------
provided in Article VI. A Participant shall continue to be a Participant for as long as he or she has an Account.

     2.14 PARTICIPATING AFFILIATE means any company or other trade or business
          -----------------------
that is a subsidiary of the Company, determined in accordance with the principles of Sections 424(e) and (f) of the Code and the regulations thereunder.

     2.15 PLAN means the Duratek, Inc. 2001 Employee Stock Purchase Plan, as
          ----
herein set forth, and as amended from time to time.

     2.16 PURCHASE means any purchase of Shares of Stock made in accordance with
          --------
the terms and conditions of the Plan.

     2.17 PURCHASE DATE means the last day of any Offering period, which, unless
          -------------
otherwise specified by the Board prior to the Commencement Date for the Offering, shall be the last trading day of March, June, September and December of each calendar year. In no event may a specified Purchase Date for an Offering be later than twenty-seven (27) months from the Commencement Date for the Offering.

     2.18 PURCHASE PRICE means the price per Share at which Stock may be
          --------------
Purchased under the Plan, which shall be the lesser of (i) ninety percent (90%) of the fair market value of a Share of Stock as of the Purchase Date or (ii) ninety percent (90%) of the fair market value of a Share of Stock as of the Commencement Date, as determined by the Board in accordance with Section 7.1(a).

     2.19 SHARES (or SHARES OF STOCK or STOCK) means the shares of the common
          ------------------------------------
stock, par value $.01 per share, of the Company.

                                  ARTICLE III
                          ADMINISTRATION OF THE PLAN
                          --------------------------

     3.1  BY THE BOARD. Subject to Section 3.2, the Plan shall be administered
          ------------
by the Board, which shall have full power and authority to: (i) interpret and administer the Plan and any instrument or agreement entered into under the Plan,
(ii) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan, and (iii) make any other determination and take any other action that the Board deems necessary or desirable for administration of the Plan. Decisions of the Board shall be final, conclusive and binding upon all persons, including any Participant and any other employee of the Company.

     3.2  THE COMMITTEE. Notwithstanding the above or anything herein to the
          -------------
contrary, the Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members of the Board (the "Committee"). If administration is delegated to the Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board.

                                  ARTICLE IV
                     EMPLOYEES ELIGIBLE TO PURCHASE STOCK
                     ------------------------------------

     4.1  ELIGIBILITY. All Employees who have completed twelve (12) months of
          -----------
continuous employment with the Company or a Participating Affiliate shall be eligible to Purchase Stock under the Plan as of the first day of the payroll period commencing on or immediately following the one-year anniversary of their first day of employment with the Company or a Participating Affiliate, except for any Employee who, immediately after the Purchase, would own (or be deemed to own under the rules of section 423(b)(3) of the Code) any class of

Company stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company (or of its parent or any or its subsidiary, if applicable). If the effect of the Purchase of Shares of Stock by an Employee is such that his or her total stock ownership (as determined under section 423(b)(3) of the Code) would equal or exceed such five percent (5%) limitation, the Employee's Option shall be entirely void as if it had never been granted.

                                   ARTICLE V
                                     STOCK
                                     -----

     5.1  STOCK MAXIMUM. The maximum number of Shares that may be Purchased
          -------------
under the Plan is one million (1,000,000) Shares, subject, however, to adjustment as hereinafter provided. The Shares issuable under the Plan may, in the discretion of the Board, be authorized but unissued Shares, Treasury Shares or Shares purchased in the open market.

                                  ARTICLE VI
                      PURCHASES; AUTHORIZATION OF PAYROLL
                          DEDUCTIONS BY PARTICIPANTS
                          --------------------------

     6.1  PURCHASES. Unless otherwise specified by the Board, there shall be
          ---------
four (4) Purchase Dates under the Plan during each calendar year during which this Plan is in effect (two (2) Purchase Dates, in the case of the 2001 calendar year), and, unless otherwise specified by the Board, such Purchase Dates shall be the last trading day of each calendar quarter.

     6.2  PAYROLL DEDUCTIONS. Each Employee shall become a Participant by filing
          ------------------
an election to participate in an Offering in the form of a payroll deduction authorization (in the manner prescribed by the Board) within such time as is determined by the Board. The election shall specify a whole percentage of Compensation for each payroll period, up to ten percent (10%), that the Employee wishes to contribute to his or her Account to be applied to the Purchase (subject to the limitations contained in Sections 4.1 and 7.1(b)). Unless a Participant's participation in an Offering is terminated as provided in Article VIII, the Participant's payroll deduction election shall continue in force indefinitely; provided, however, that prior to the Commencement Date for any Offering, the Participant may change his or her election with respect to that Offering (within such time, and in such manner, as prescribed by the Board).

                                  ARTICLE VII
                 TERMS AND CONDITIONS OF OFFERING AND OPTIONS
                 --------------------------------------------

     7.1  TERMS AND CONDITIONS. Except as provided in subparagraph (b) of this
          --------------------
Section 7.1, all Participants shall have the same rights and privileges, as specified below:

          (a)  Purchase Price. In determining the Purchase Price, the fair
               --------------
market value per Share of Stock shall be the average of the highest and lowest selling prices of the Stock on the Nasdaq National Market on the date of reference or, in the absence of reported trading on such date, on the last date preceding such date on which trading was reported.

          (b)  Accrual Limitation. No Participant shall be granted an Option to
               ------------------
purchase Stock under the Plan at a rate which exceeds twenty-five thousand dollars ($25,000) of the fair market value of Stock (determined at the time such Option is granted) for each calendar year in which such Option is outstanding at any time. The foregoing sentence shall be interpreted so as to comply with section 423(b)(8) of the Code.

          (c)  Nontransferability of Plan Participation. An Option shall not be
               ----------------------------------------
transferable by the Participant other than by will or the laws of descent and distribution during the Participant's lifetime, and Purchases may be made hereunder only on behalf of the Participant.

          (d)  Purchases. On each Purchase Date, Purchases of Shares by any
               ---------
Participant shall be made with funds accumulated in the Participant's Account through payroll deductions from the Participant's Compensation, under rules of uniform application. Cash remaining in a Participant's Account representing fractional Shares shall be accumulated and added to the next payroll period elective amounts and used in such next payroll period to Purchase Stock if the Participant is, at the end of the next payroll period, employed as an Employee and has not revoked his or her Purchase election or, if he or she is not then an Employee or has timely revoked his or her Purchase election, the amount shall be paid to the Participant in cash as soon as practicable following the date he or she ceases to be an Employee.

          (e)  Other Provisions. Each Offering may contain such other provisions
               ----------------
as the Board shall deem advisable, including restrictions on resale of Stock, provided that no such provisions may in any way conflict, or be inconsistent with, the terms of the Plan as amended from time to time.

          (f)  Requirements of Law. The issuance of any Stock hereunder is
               -------------------
conditioned upon registration of the Stock to be issued under applicable federal and state securities laws and its listing on any applicable stock exchange. In no event shall any stock be issued hereunder prior to the effective date of any such registration or listing application.

          (g)  Issuance of Shares. The Shares of Stock Purchased by each
               ------------------
Participant shall be issued in the name of the Participant and shall be considered to be issued and outstanding to his or her credit as of the close of business on the day of each Purchase. Shares Purchased by each Participant shall be credited to that individual's Account as soon as practicable after each Purchase.

          (h)  Account Balances. No interest shall accrue at any time on any
               ----------------
amount credited to the Account of a Participant. After the close of each Offering, a report shall be sent to each Participant stating the entries made to his or her Account, the number of Shares Purchased and the applicable Purchase Price.

          (i)  Minimum Holding Period. A Participant shall possess all of the
               ----------------------
rights and privileges of a stockholder with respect to all of the Shares held in his or her Account under the Plan, including the right to vote such Shares, and will receive all dividends, distributions and stockholder communications with respect to such Shares. However, except as provided in Section 8.5, Shares shall remain in the Account until the expiration of the Minimum Holding Period with respect to such Shares.

                                 ARTICLE VIII
                     WITHDRAWALS FROM PARTICIPANT ACCOUNTS
                     -------------------------------------

     8.1  REVOCATION. Except for any officer of the Company who is subject to
          ----------
the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended (an "Insider"), Participants may cease participation in an Offering at any time prior to the Purchase Date and withdraw all cash amounts in their Accounts. Subject to Section 8.4, such withdrawal shall serve to cancel the Participant's Option, and the Participant shall thereupon cease his or her participation in such Offering. Partial cash withdrawals shall not be permitted. Cash withdrawal requests shall be made in such form and under such conditions as may be specified from time to time by the Board. Insiders may not make cash withdrawals for so long as they remain Insiders.

     8.2  TERMINATION OF EMPLOYMENT. Upon termination of a Participant's
          -------------------------
employment with the Employer for any reason, whether voluntary or involuntary, the Participant's participation in the Plan shall immediately terminate and his or her Options and participation in the Plan shall immediately be canceled. Subject to Section 8.4, as soon thereafter as is practicable, the Participant shall receive the following: (i) cash in an amount equal to the balance in his or her Account as of the date of termination of employment, (ii) a Stock certificate for all whole Shares held in the Account for at least the Minimum Holding Period, and (iii) cash representing any fractional Shares in the Account. Any Shares held for less than the Minimum Holding Period shall remain in the Account for the remainder of any such holding period(s), and certificates for such Shares shall be issued to the former Participant or his or her death beneficiary at the conclusion of the Minimum Holding Period applicable to such Shares.

     8.3  LEAVE OF ABSENCE. If a Participant goes on a leave of absence, such
          ----------------
Participant's employment with the Company shall be deemed to have terminated for purposes of the Plan, and his or her participation in the Plan and right to exercise any Option shall terminate.

     8.4  LATE REVOCATION/TERMINATION. If a Participant's termination of
          ---------------------------
employment or revocation election occurs on or within a time prior to the last day of the payroll period in which it is not reasonably practicable for the Company to render ineffective the Participant's Purchase election existing at the time of the employment termination or revocation, and the Company or its designee implements the Purchase, the Board shall have the right in its sole and absolute discretion to disregard the Purchase and instead cause the Company to pay to the Participant the Compensation reduction amount or treat the Purchase as having occurred.

     8.5  CERTIFICATE REQUESTS; HOLDING PERIOD. A Participant may request, once
          ------------------------------------
in each calendar year, delivery of a stock certificate representing all or any portion of the Shares (in any whole number of Shares) held in his or her Account for at least the Minimum Holding Period. Unless otherwise specified by the Board, the Minimum Holding Period with respect to Shares purchased under the Plan shall be one (1) year from the Purchase Date of the particular Shares. A Participant shall be not be entitled to pledge, transfer or sell Shares held in his or her Account until they are issued in certificate form after expiration of the Minimum Holding Period. Withdrawals of Shares prior to the end of the Minimum Holding Period shall be permitted only in the event of Hardship, demonstrated to the reasonable satisfaction of the Board.

                                  ARTICLE IX
            RECAPITALIZATION OR REORGANIZATION AND STOCK DIVIDENDS
            ------------------------------------------------------

     9.1  MERGER, CONSOLIDATION OR REORGANIZATION. If the Company shall be the
          ---------------------------------------
surviving corporation in any merger, consolidation, or reorganization, each outstanding Option shall pertain to and apply to the securities to which a holder of a number of shares subject to the Option would have been entitled. In the event of a dissolution or liquidation of the Company, or any merger, consolidation or reorganization in which the Company is not the surviving corporation, the Board, at its election, may cause each outstanding Option to terminate, provided, however, that each Participant shall in such event, subject to such rules and limitations of uniform application as the Board may prescribe, be entitled to the rights of terminating Participants as provided in Article VIII.

     9.2  ADJUSTMENTS. The aggregate number of Shares which may be purchased by
          -----------
the exercise of outstanding Options and the Purchase Price per Share covered by each such outstanding Option and the number of Shares held in a Participant's Account shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such Shares effected without the receipt of consideration by the Company.

     9.3  COMPANY'S DISCRETION. The grant of an Option under the Plan shall not
          --------------------
affect in any way the Company's right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

                                   ARTICLE X
                     AMENDMENT OR TERMINATION OF THE PLAN
                     ------------------------------------

     10.1 AMENDMENT OR TERMINATION. The Board may suspend or terminate the Plan,
          ------------------------
reconstitute the Plan in whole or in part, or amend or revise the Plan in any respect whatsoever, except that (i) no amendment shall cause any Option to fail to qualify as an option under an "employee stock purchase plan" as defined in section 423 of the Code, (ii) without approval of the stockholders of the Company, no amendment shall increase the number of Shares which may be sold under the Plan or make any change in the Employees or class of Employees eligible to participate in the Plan, and (iii) without the approval of a Participant, no change shall be made in the terms of any outstanding Option adverse to the interest of the Participant. In any event, the Plan shall, without further action of the Board, terminate at such time as all Shares that may be made available for Purchase under the Plan shall have been issued.

     10.2 TERM. Notwithstanding anything herein to the contrary, the Plan shall
          ----
be effective as of the Effective Date, subject to approval of the Plan by a majority of the stockholders of the Company; provided, however, that upon the approval of the Plan by the stockholders of the Company, all rights to Purchase Shares granted under the Plan on or after the Effective Date shall be fully effective as if the stockholders of the Company had approved the Plan on the Effective Date. If the stockholders fail to approved the Plan on or before one (1) year after the Effective Date, the Plan shall terminate, any rights to Purchase Shares hereunder shall be null and void and of no effect, and all contributed funds shall be refunded to participating Employees.


                                  ARTICLE XI
                           MISCELLANEOUS PROVISIONS
                           ------------------------

     11.1 NON-TRANSFERABILITY. Except by the laws of descent and distribution,
          -------------------
no benefit provided hereunder shall be subject to alienation, assignment or transfer by a Participant (or by any person entitled to such benefit pursuant to the terms of this Plan), nor shall it be subject to attachment or other legal process of whatever nature, and any attempted alienation, assignment, attachment or transfer shall be void and of no effect whatsoever and, upon any such attempt, the benefit shall terminate and be of no force or effect. During a Participant's lifetime, Options granted to the Participant may be Purchased solely by the Participant. Shares shall be delivered only into the hands of the Participant or death beneficiary entitled to receive the same or into the hands of the Participant's authorized legal representative.

     11.2 DESIGNATION OF BENEFICIARY.  Each Participant shall designate a
          --------------------------
beneficiary on a form provided by the Board. The designated beneficiary shall, upon the death of the Participant, receive any Stock and/or cash credited to the Participant's Account under the Plan. Such designation of beneficiary may be changed by the Participant at any time by written notice to the Company's Human Resources Department. Upon the death of a Participant and upon receipt by the Board of proof of death and identity of the beneficiary validly designated by the Participant, the Board shall cause the Company to deliver such Shares of Stock and/or cash to such beneficiary. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Board shall cause the Company to deliver such Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Board), the Board in its discretion, may cause the Company to deliver such Stock and/or cash to the spouse or to any one or more dependents of the Participant as the Board may designate. No beneficiary shall, prior to the death of the Participant by whom he or she has been designated, acquire any interest in the Stock or cash credited to the Participant under the Plan.

     11.3 NO EMPLOYMENT RIGHT.  Neither this Plan nor any action taken hereunder
          -------------------
shall be construed as giving any right to any individual to be retained as an officer or employee of the Company or a Participating Affiliate, as applicable.

     11.4 TAX WITHHOLDING.  The Company shall have the right to deduct from all
          ---------------
payments hereunder any federal, state, local or employment taxes which it deems are required by law to be withheld with respect to such payments.

     11.5 GOVERNMENT AND OTHER REGULATIONS.  The obligation to deliver Shares or
          --------------------------------
make cash payments hereunder shall be subject to all applicable laws, rules and regulations, and to such approvals by any government agencies as may be deemed necessary or appropriate by the Board. If Shares deliverable hereunder may in certain circumstances be exempt from registration under the Securities Act of 1933, the Company may restrict transfer of the Shares in such manner as it deems advisable to ensure such exempt status. The Plan is intended to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Any provision inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan. Moreover, in the event that the Plan does not include a provision required by Rule 16b-3 to be stated herein, such provision (other than one relating to eligibility requirements, or the price and amount of awards) shall be deemed automatically to be incorporated by reference into the Plan.
The Plan shall be subject to any provision necessary to assure compliance with federal and state securities laws.

     11.6 INDEMNIFICATION.  Each person who is or at any time serves as a member
          ---------------
of the Board or as an officer of the Company acting for the Company in respect of the Plan shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action or failure to act under this

Plan, and (ii) any and all amounts paid by such person in satisfaction of judgment in any such action, suit or proceeding relating to this Plan. Each person covered by this indemnification shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend the same on such person's own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the charter or by-laws of the Company, as a matter of law, or otherwise, or any power that the Company may have to indemnify such person or hold such person harmless.

     11.7   RELIANCE ON REPORTS.  Each member of the Board and each officer of
            -------------------
the Company acting for the Company in respect of the Plan shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company, and upon any other information furnished in connection with this Plan. In no event shall any person who is or shall have been a member of the Board or an officer of the Company acting for the Company in respect of the Plan be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information, or for any action taken, including the furnishing of information, or failure to act, if in good faith.

     11.8   GOVERNING LAW.  All matters relating to this Plan shall be governed
            -------------
by the laws of the State of Maryland, without regard to the principles of conflict of laws thereof, except to the extent preempted by the laws of the United States.

     11.9   RELATIONSHIP TO OTHER BENEFITS.  No payment under this Plan shall be
            ------------------------------
taken into account in determining any benefits under any pension, retirement, profit sharing or group insurance plan of the Company.

     11.10  EXPENSES.  The expenses of implementing and administering this Plan
            --------
shall be borne by the Company.

     11.11  TITLES AND HEADINGS.  The titles and headings of the Articles and
            -------------------
Sections in this Plan are for convenience of reference only, and in the event of any conflict, the text of this Plan, rather than such titles or headings, shall control.

     11.12  USE OF PROCEEDS.  Proceeds, if any, from the sale of Shares pursuant
            ---------------
to Options granted under the Plan shall constitute general funds of the Company.

     11.13  NON-EXCLUSIVITY OF PLAN-.  Neither the adoption of the Plan by the
            -----------------------
Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

                                  DURATEK, INC.
                             10100 Old Columbia Road
                            Columbia, Maryland 21046

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                          PROXY FOR COMMON STOCKHOLDERS
                          -----------------------------

         Revoking any such prior appointment, the undersigned hereby appoints Robert E. Prince and Daniel A. D'Aniello and each of them, attorneys and agents, with power of substitution to vote as Proxy for the undersigned, as herein stated, at the Annual Meeting of Stockholders of Duratek, Inc., to be held at 10100 Old Columbia Road, Columbia, Maryland 21046 on Friday, June 8, 2001 at 10:30 a.m. and at any adjournments thereof, with respect to the number of shares the undersigned would be entitled to vote if personally present.

The Board of Directors Recommends a vote "FOR" all nominees in Items 1 and "FOR" Items 2 and 3.

1. ELECTION of the following Nominees as Directors: Admiral James D. Watkins, George V. McGowan and Robert E. Prince

[_]      FOR all nominees

[_]      WITHHOLD AUTHORITY to vote for all Nominees

[_] WITHHOLD AUTHORITY to vote for the following Nominees only: (Write the name of the Nominees in the space below.

--------------------------------------------------------------------------------

2.       To approve the Duratek, Inc. 2001 Employee Stock Purchase Plan

         FOR          AGAINST           ABSTAIN
         [_]            [_]               [_]

--------------------------------------------------------------------------------

3. Appointment of KPMG LLP as auditors of the Company for the year ending December 31, 2001.

         FOR          AGAINST           ABSTAIN
         [_]            [_]               [_]

--------------------------------------------------------------------------------

4. Upon any other matters which may properly come before the meeting or any adjournment thereof.

     The proxy when properly executed will be voted FOR the election of Directors, FOR the approval of the Duratek, Inc. 2001 Employee Stock Purchase Plan, FOR the appointment of KPMG LLP as auditors, and on any other matters in accordance with the descretion of the named attorneys and agents, if no instructions to the contrary are indicated on the reverse side hereof.

     The undersigned hereby acknowledges receipt of a copy of the Company's 2000 Annual Report and Notice of Annual Meeting and Proxy Statement relating to such Annual Meeting.

x...............................................................................
  (Signature)

x...............................................................................
  (Signature)


Date:...........................................................................

     Please mark, date and sign as your name appears above and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If shares are hold jointly each shareholder name should sign.